EXHIBIT 99.2

AMENDMENTS TO THE

FRISCH’S RESTAURANTS, INC.

2003 STOCK OPTION AND INCENTIVE PLAN

These amendments to the Frisch’s Restaurants, Inc. 2003 Stock Option and Incentive Plan (the “Plan”) are made and adopted as of this 19th day of December, 2006 by the Board of Directors of Frisch’s Restaurants, Inc. (the “Company”).

WHEREAS:

F.	The Plan was originally approved by the Company’s shareholders on October 6, 2003.

G.	Section 12 of the Plan allows the Board of Directors to modify or amend the Plan, subject to certain restrictions.

H.	These amendments are being adopted to reflect changes in regulatory requirements and to make certain technical, clarifying changes and other revisions to the Plan that the Board deems advisable.

I.	These amendments shall be effective as of the date set forth above.

The Plan is hereby amended as follows:

1.	Section 2.9 is amended by adding at the end the following:

and an “independent director” as defined in the Rules of the American Stock Exchange (or the rules of any other market on which the Shares are primarily traded).

2.	Section 2.19 is amended by adding the following words after American Stock Exchange:

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3.	Section 3.2(vi) is amended to read in its entirety as follows:

to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms of, or accelerate the vesting of, any outstanding Awards, except to the extent necessary to preserve the status of an Award as Performance-Based Compensation, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award or be inconsistent with the terms of the Plan, but no such changes shall materially impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

4.	Section 4.1 is amended to read in its entirety as follows:

The aggregate number of Shares which may be issued under this Plan shall not exceed 800,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares that have been reacquired by the Company following original issuance.

For purposes of this Section 4.1, shares shall be counted as provided in Section 4.3.

5.	Section 4.3 is amended to read in its entirety as follows:

Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unvested or unexercised Shares subject to such Award shall again be available for future grants under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations are permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any

Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, SARs settled in Shares of Common Stock shall be settled in full against the number of Shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SAR.

6.	Section 4.4 is amended to read in its entirety as follows:

Adjustment Provisions.

(a) Adjustment for Change in Capitalization. If the Company shall at any time after the Effective Date change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, reverse stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to stockholders of cash or property (such as a large nonrecurring cash dividend or in a spin-off or split-up) which has a substantial impact on the value of outstanding Shares (collectively, an “Equity Restructuring”), then the numbers and types of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers and types of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, or performance goals for each outstanding Award (the “Adjusted Items”) shall be proportionately and equitably adjusted; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, and (ii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee. The determination of whether an Equity Restructuring has occurred, and what adjustments are to be made to Adjusted Items, shall be made by the Committee in good faith in such manner as it deems necessary or appropriate in order to prevent enlargement or dilution of the rights and benefits (or potential benefits) intended to be made available under the Plan.

(b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

7.	Section 6.2 is amended to read in its entirety as follows:

Duration of Plan. No Award shall be granted under this Plan on or after the tenth anniversary of the Effective Date or after such earlier date on which the Plan is terminated by the Board pursuant to Section XII.

8.	Section 7.2(b) is amended to read in its entirety as follows:

Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Grant Date.

9.	Section 7.2(e) is amended by replacing the last two sentences with the following:

The Option Price and obligatory withholding taxes also may be paid pursuant to a “cashless” exercise/sale procedure involving the simultaneous sale of Shares covered by the Option by a broker (in which case the exercise date shall be the trade date). If payment of the Option Price and obligatory withholding taxes is made from the proceeds of a “cashless” exercise/sale procedure, such payment shall be received by the Company no later than the date of settlement of the sale.

10.	Section 8.2(a) is amended to read in its entirety as follows:

Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.

11.	Section 10.1(c) is amended to read in its entirety as follows:

Other Criteria. The Committee, in its discretion, may provide that, despite the achievement of the objective performance goals required for receipt of a specified level of payment or distribution of a Performance Award, the amount of the payment or distribution will be subject to reduction unless other goals or criteria also are satisfied.

12.	Section 10.2(b) is amended to read in its entirety as follows:

Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the earned portion of the Performance Award; provided that, to the extent that distribution is made in Shares, the Shares shall be subject to any restrictions that may have been specified by the Committee at the time of grant.

13.	Section 11.2 is amended to read in its entirety as follows:

Acceleration of Vesting Upon Termination. Upon the termination of a Participant’s employment or directorship with the Company or any of the Company’s Subsidiaries, excluding, however, any Participant who has been terminated for Cause, the Committee may in its sole discretion accelerate the vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by such terminated Participant so that such Awards will be fully or partially exercisable as of the date of termination of employment or such other date as the Committee may choose.

14.	The first sentence of Section 12.1 is amended to read in its entirety as follows:

The Board may at any time amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be materially impaired without the consent of such Participant.

15.	Section 13.6 is amended to read in its entirety as follows:

Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state or local taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, in either of which cases the Shares shall be valued at the Fair Market Value of the Common Stock on the date on which the amount of tax to be withheld is determined. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company also may withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to any Award granted pursuant to this Plan.

16.	A new Section 13.10 is added to read in its entirety as follows:

13.10 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be exempt from, or compliant with, Section 409A of the Code. This Plan and the Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

In all other respects, the Plan shall remain unchanged.